UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

October 19, 2009
____________________________

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Formerly SONA DEVELOPMENT CORP.)
(Exact name of registrant as specified in charter)

Texas
(State or other Jurisdiction of Incorporation or Organization)

000-28311	333 HUDSON STREET, 207 NEW YORK, NY 10013	76-027334
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(212) 414-9600
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	UNREGISTERED SALES of EQUITY SECURITIES

Since our last 10-Q filing, on August 19, 2009 through the filing date of this report, we sold 690,000 shares  at a price of $0.05 per share or $34,500 in the aggregate to two accredited investors. These shares were sold pursuant to our “Series BB” private placement of up to 9,000,000 shares, or for an aggregate offering price of $450,000.  For every two shares purchased under the “Series BB” private placement, one warrant is to be issued for the purchase of one additional share at a price of $0.20 per share, and one warrant is to be issued for the purchase of one additional share at a price of $0.50 per share.   Accordingly, these two investors may acquire up to an additional 690,000 shares.  Pursuant to our “Series BB” private placement, the Company has sold 690,000 shares in the aggregate, or $34,500 in the aggregate.

We believe that the offer and sale of the foregoing units were exempt from the registration requirements of the Securities Act of 1933 by virtue of Sections 4(2) and 4(6) thereof and Regulation D as promulgated thereunder. The securities were offered and sold only to persons believed by us to be, and who represented to us in writing that they are, accredited investors as defined in Regulation D.

In addition, we entered into an agreement with Stocks That Move LLC on October 1, 2009 to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies including StockThatMove.com in exchange for restricted Common Stock in the aggregate of 2,000,000 shares.

As previously reported, the Company initiated offers on August 1, 2009 for three (3) executive compensation agreements with its principal officers Mitchell Maxwell as its President and Chief Executive Officer; James Cardwell as its Chief Operating Officer and Chief Financial Officer; and Richard Bernstein as its Vice President, and reserved six million (6,000,000) shares.

In lieu of completing a full executive compensation agreement, the Board authorizes the Company to issue the allocation of shares to each of the officer as indicated as of August 1, 2009 without any rights to redemption or forfeiture by the Company if the Company or the officer fails to complete and executed compensation agreements and at no time is this considered a waiver of compensation by any of the officers for services rendered or to be rendered in the following manner:

Mitchell Maxwell – President / CEO	– 3,500,000 shares
James Cardwell – COO / CFO	– 1,500,000 shares
Richard Bernstein – Vice President	– 1,000,000 shares

At the time of this filing, we a total of 21,764,066 shares (inclusive of the 8,690,000 shares which are the subject of this report) issued and outstanding.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On October 8, 2009, Victoria Maxwell registered as an officer of the Company and from the Board of Directors.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	CONSULTING AGREEMENT with STOCK THAT MOVE LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

Date: October 19, 2009	By:	/s/ James Cardwell
James Cardwell Chief Financial Officer